                                                                      EXHIBIT 15
                                                                      ----------


            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Industries, Inc.

     We are aware of the incorporation by reference in the Registration Statements on Form S-3 and Forms S-8, relating to the 1992 Stock Option Plan and the Individual Account Retirement Plan, of Park-Ohio Industries, Inc. for the registration of 363,094 shares, 350,000 shares and 1,500,000 shares, respectively, of its common stock of our report dated April 21, 1997, relating to the unaudited condensed consolidated interim financial statements of Park-Ohio Industries, Inc., which are included in its Form 10-Q for the quarter ended March 31, 1997.

     Pursuant to Rule 436(c) of the Securities Act of 1933 our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

                                        /s/ ERNST & YOUNG LLP

May 9, 1997
Cleveland, Ohio

                                       14